                                                                   EXHIBIT 99.3

                      [INDEPENDENCE COMMUNITY BANK CORP.]

Dear Eligible Account Holder:

Independence Community Bank Corp. is in the process of converting from the mutual to stock form of organization. Independence Community Bank Corp., the parent company of Independence Savings Bank, is converting so that it will be structured in the form of ownership used by a growing number of financial institutions and to allow Independence Savings Bank to become even stronger.

In addition, as part of the Conversion and in keeping with the Bank's long-standing commitment to its local community, Independence Savings Bank intends to establish a charitable foundation to be known as the Independence Community Foundation. The Foundation will be dedicated to the promotion of charitable purposes including, among other things, health, education and welfare programs, community development activities, cultural efforts, not-for-profit groups and other charitable purposes within the communities served by the Bank.

TO ACCOMPLISH THE CONVERSION, YOUR PARTICIPATION IS EXTREMELY IMPORTANT. On behalf of the Board, I ask that you help us meet our goal by reading the enclosed materials and then casting your vote in favor of the Plan of Conversion and mailing your signed proxy card immediately in the _______ postage-paid envelope provided. Should you choose to attend the Special Meeting of Depositors and wish to vote in person, you may do so by revoking any previously executed proxy. If you have an IRA or other Qualified Plan account for which the Bank acts as trustee and we do not receive a proxy from you, the Bank intends, as trustee for such account, to vote in favor of the Plan of Conversion on your behalf.

If the Plan of Conversion is approved let me assure you that:

       - Deposit accounts will continue to be federally insured to the same extent they are today.

       - Existing deposit accounts and loans will not undergo any change as a result of the Conversion.

       - Voting for approval will not obligate you to buy any shares of Common Stock.

As an Eligible Account Holder, you may also take advantage of your nontransferable rights to subscribe for shares of Independence Community Bank Corp.'s Common Stock on a priority basis, before the stock is offered to the general public. The enclosed Proxy Statement and Prospectus describes the stock offering and the operations of Independence Savings Bank. If you wish to purchase stock, please complete the stock order and certification form and return it to one of our Conversion Customer Service Centers as listed in the Prospectus, or mail it to Independence Savings Bank in the enclosed ________ postage-paid envelope marked "STOCK ORDER RETURN". Your order must be received no later than 12:00 noon New York time on Day, Month X, 1997. PLEASE READ THE PROSPECTUS CAREFULLY BEFORE MAKING AN INVESTMENT DECISION.

If you wish to use funds in your IRA or Qualified Plan at Independence Savings Bank to subscribe for Common Stock, please be aware that applicable law requires that such funds first be transferred to a self-directed retirement account with a trustee other than Independence Savings Bank. The transfer of such funds to a new trustee takes time, so please make arrangements as soon as possible.

If you have any questions after reading the enclosed materials, please call our Conversion Center at (XXX) XXX-XXXX, Monday through Friday, between the hours of 10:00 a.m. to 4:00 p.m. Please note that the Conversion Center will be closed from 12:00 noon Day, Month X, through 12:00 noon Day, Month X, in observance of the ______________________ holiday.


                                                       Sincerely,


                                                       SIGNATURE
                                                       TITLE


The shares of Common Stock offered in the Conversion are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

#1

                      [INDEPENDENCE COMMUNITY BANK CORP.]


Dear Eligible Account Holder:

Independence Community Bank Corp. is in the process of converting from the mutual to stock form of organization. Independence Community Bank Corp., the parent company of Independence Savings Bank, is converting so that it will be structured in the form of ownership used by a growing number of financial institutions and to allow Independence Savings Bank to become even stronger.

In addition, as part of the Conversion and in keeping with the Bank's long-standing commitment to its local community, Independence Savings Bank intends to establish a charitable foundation to be known as the Independence Community Foundation. The Foundation will be dedicated to the promotion of charitable purposes including, among other things, health, education and welfare programs, community development activities, cultural efforts, not-for-profit groups and other charitable purposes within the communities served by the Bank.

TO ACCOMPLISH THE CONVERSION, YOUR PARTICIPATION IS EXTREMELY IMPORTANT. On behalf of the Board, I ask that you help us meet our goal by reading the enclosed materials and then casting your vote in favor of the Plan of Conversion and mailing your signed proxy card immediately in the _______ postage-paid envelope provided. Should you choose to attend the Special Meeting of Depositors and wish to vote in person, you may do so by revoking any previously executed proxy. If you have an IRA or other Qualified Plan account for which the Bank acts as trustee and we do not receive a proxy from you, the Bank intends, as trustee for such account, to vote in favor of the Plan of Conversion on your behalf.

If the Plan of Conversion is approved let me assure you that:

       - Deposit accounts will continue to be federally insured to the same extent they are today.

       - Existing deposit accounts and loans will not undergo any change as a result of the Conversion.

We regret that we are unable to offer you Common Stock in the Subscription Offering, because the laws of your state or jurisdiction require us to register either (1) the to-be-issued Common Stock of Independence Community Bank Corp., or (2) an agent of Independence to solicit the sale of such stock, and the number of eligible subscribers in your state or jurisdiction does not justify the expense of such registration.

If you have any questions after reading the enclosed materials, please call our Conversion Center at (XXX) XXX-XXXX, Monday through Friday, between the hours of 10:00 a.m. to 4:00 p.m. Please note that the Conversion Center will be closed from 12:00 noon Day, Month X, through 12:00 noon Day, Month X, in observance of the ______________________ holiday.


                                                    Sincerely,


                                                    SIGNATURE
                                                    TITLE




The shares of Common Stock offered in the Conversion are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.


#2

                      [INDEPENDENCE COMMUNITY BANK CORP.]






Dear Supplemental Eligible Account Holder:


Independence Community Bank Corp. is in the process of converting from the mutual to stock form of organization. Independence Community Bank Corp., the parent company of Independence Savings Bank, is converting so that it will be structured in the form of ownership used by a growing number of financial institutions and to allow Independence Savings Bank to become even stronger.

In addition, as part of the Conversion and in keeping with the Bank's long-standing commitment to its local community, Independence Savings Bank intends to establish a charitable foundation to be known as the Independence Community Foundation. The Foundation will be dedicated to the promotion of charitable purposes including, among other things, health, education and welfare programs, community development activities, cultural efforts, not-for-profit groups and other charitable purposes within the communities served by the Bank.

As a Supplemental Eligible Account Holder, you may take advantage of your nontransferable rights to subscribe for shares of Independence Community Bank Corp.'s Common Stock on a priority basis, before the stock is offered to the general public. The enclosed Prospectus describes the stock offering and the operations of Independence Savings Bank. If you wish to purchase stock, please complete the stock order and certification form and return it to one of our Conversion Customer Service Centers as listed in the Prospectus, or mail it to Independence Savings Bank in the enclosed _______ postage-paid envelope marked "STOCK ORDER RETURN". Your order must be received no later than 12:00 noon New York time on Day, Month X, 1997. PLEASE READ THE PROSPECTUS CAREFULLY BEFORE MAKING AND INVESTMENT DECISION.

If you wish to use funds in your IRA or Qualified Plan at Independence Savings Bank to subscribe for Common Stock, please be aware that applicable law requires that such funds first be transferred to a self-directed retirement account with a trustee other than Independence Savings Bank. The transfer of such funds to a new trustee takes time, so please make arrangements as soon as possible.

If you have any questions after reading the enclosed materials, please call our Conversion Center at (XXX) XXX-XXXX, Monday through Friday, between the hours of 10:00 a.m. to 4:00 p.m. Please note that the Conversion Center will be closed from 12:00 noon Day, Month X, through 12:00 noon Day, Month X, in observance of the ______________________ holiday.



                                                      Sincerely,


                                                      SIGNATURE
                                                      TITLE







The shares of Common Stock offered in the Conversion are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.


#3

                      [INDEPENDENCE COMMUNITY BANK CORP.]










Dear Potential Investor:

We are pleased to provide you with the enclosed material regarding the conversion of Independence Community Bank Corp. from the mutual to stock form of organization.

This information packet includes the following:

       PROSPECTUS: This document provides detailed information about the Independence Savings Bank's operations, the proposed stock offering by Independence Community Bank Corp., a holding company formed by the Bank to become its parent company upon completion of the Conversion, and the establishment of a charitable foundation as part of the Conversion. Please read it carefully prior to making an investment decision.

       CONVERSION QUESTION AND ANSWER BROCHURE: This answers commonly asked questions about the stock offering and establishment of the charitable foundation.

       STOCK ORDER AND CERTIFICATION FORMS: Use these forms to subscribe for stock and return them together with your payment in the postage-paid envelope provided. The deadline to subscribe for stock is 12:00 noon, New York time on Day, Month X, 1997.

We are pleased to offer you this opportunity to become one of our charter stockholders. If you have any questions regarding the Conversion or the Prospectus, please call our Conversion Center at (XXX) XXX-XXXX, Monday through Friday, between the hours of 10:00 a.m. to 4:00 p.m. Please note that the Conversion Center will be closed from 12:00 noon Day, Month X, through 12:00 noon Day, Month X, in observance of the ___________ holiday.



                                                         Sincerely,



                                                         SIGNATURE
                                                         TITLE










The shares of Common Stock offered in the Conversion are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

#4

                 [SANDLER O'NEILL & PARTNERS, L.P. LETTERHEAD]










Dear Customer of Independence Savings Bank:

At the request of Independence Community Bank Corp., the parent company for Independence Savings Bank, we have enclosed material regarding the offering of Common Stock in connection with the Conversion from the mutual to stock form of organization. These materials include a Prospectus, stock order and certification forms which offer you the opportunity to subscribe for shares of Common Stock of Independence Community Bank Corp..

We recommend that you study this material carefully. If you decide to subscribe for shares, you must return the properly completed stock order form and signed certification form, along with full payment for the shares (or appropriate instructions authorizing withdrawal from a deposit account at Independence Savings Bank), no later than 12:00 noon, New York time on Day, Month X, 1997 in the accompanying ______ postage-paid envelope. If you have any questions after reading the enclosed material, please call the Conversion Center at (XXX) XXX-XXXX, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., and ask for a Sandler O'Neill representative. Please note that the Conversion Center will be closed from 12:00 noon Day, Month X through 12:00 noon Day, Month X, in observance of the ______________________ holiday.

We have been asked to forward these documents to you in view of certain requirements of the securities laws of your jurisdiction. We should not be understood as recommending or soliciting in any way any action by you with regard to the enclosed materials.

                                    Sincerely,

                                    SANDLER O'NEILL & PARTNERS, L.P.












The shares of Common Stock offered in the Conversion are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

Enclosure

#5

                      [INDEPENDENCE COMMUNITY BANK CORP.]








                            P R O X Y  R E Q U E S T

                               WE NEED YOUR VOTE!



DEAR CUSTOMER:

YOUR VOTE ON OUR PLAN OF CONVERSION HAS NOT YET BEEN RECEIVED. YOUR VOTE IS VERY IMPORTANT TO US. PLEASE VOTE AND MAIL THE ENCLOSED PROXY TODAY.


         REMEMBER: VOTING FOR THE PLAN OF CONVERSION DOES NOT OBLIGATE YOU TO BUY STOCK. THE BOARD OF DIRECTORS OF INDEPENDENCE SAVINGS BANK AND THE BOARD OF TRUSTEES OF INDEPENDENCE COMMUNITY BANK CORP. HAVE UNANIMOUSLY
         APPROVED THE PLAN OF CONVERSION, INCLUDING THE ESTABLISHMENT OF THE CHARITABLE FOUNDATION, AND URGE YOU
         TO VOTE IN FAVOR OF THE PLAN OF CONVERSION. YOUR INDEPENDENCE SAVINGS BANK DEPOSIT ACCOUNTS OR LOANS WILL NOT BE AFFECTED IN ANY WAY. DEPOSIT ACCOUNTS WILL CONTINUE TO BE FEDERALLY INSURED.


A POSTAGE-PAID ENVELOPE IS ENCLOSED WITH THE PROXY FORM. IF YOU HAVE ANY QUESTIONS, PLEASE CALL OUR CONVERSION CENTER AT (XXX) XXX-XXXX.

IF YOU HAVE MORE THAN ONE ACCOUNT YOU MAY RECEIVE MORE THAN ONE PROXY.

PLEASE VOTE TODAY BY RETURNING ALL PROXY FORMS RECEIVED.


                                       SINCERELY,


                                      INDEPENDENCE COMMUNITY BANK CORP.








#6

                          QUESTIONS AND
                             ANSWERS

                          About Conversion

The Board of Directors of Independence Savings Bank and the Board of Trustees of Independence Community Bank Corp. have unanimously adopted the Plan of Conversion whereby the Bank will convert from being a wholly-owned subsidiary of a mutual holding company, with no stockholders, to being a wholly-owned subsidiary of Independence Community Bank Corp., a Delaware corporation formed by Independence Savings Bank to acquire all the outstanding stock of the Bank. As part of the Conversion, Independence Community Bank Corp. will be offering its Common Stock for sale pursuant to the terms of the Plan of Conversion.

Independence is converting to stock ownership in order to be in the corporate form used by a growing number of financial institutions and to allow the Independence Savings Bank to become even stronger. In addition, as part of the Conversion, the Bank intends to establish the Independence Community Foundation which will be dedicated to charitable purposes within the Bank's local communities.

It is necessary for Independence Savings Bank to receive the approval of: 1) at least 75% of the votes cast by Eligible Account Holders in person or by proxy at the Special Meeting; and 2) at least a majority of the votes eligible to be cast at the Special Meeting, so YOUR VOTE IS VERY IMPORTANT. Please return your proxy in the enclosed _______ postage-paid envelope. YOUR BOARD OF DIRECTORS OF INDEPENDENCE SAVINGS BANK AND BOARD OF TRUSTEES OF INDEPENDENCE COMMUNITY BANK CORP. URGE YOU TO VOTE "FOR" THE CONVERSION AND RETURN YOUR PROXY TODAY.


                  Effect on Deposits and Loans


Q.       WILL THE CONVERSION AFFECT ANY OF MY DEPOSIT
         ACCOUNTS OR LOANS?

A. No. The Conversion will have no effect on the balance or terms of any deposit account or loan.
         Your deposits will continue to be federally insured to the fullest extent permissible.

                               7-1

                          About Voting


Q.       WHO IS ELIGIBLE TO VOTE ON THE CONVERSION?

A. Only depositors with accounts totalling $100 or more on March 31, 1996 ("Eligible Account Holders") are eligible to vote.


Q.       AM I REQUIRED TO VOTE?

A. No. Eligible Account Holders are not required to vote. However, because the Conversion will produce a fundamental change in Independence's corporate structure, all Eligible Account Holders are encouraged to vote.


Q.       WHY DID I RECEIVE SEVERAL PROXIES?

A. If you have more than one account you may have received more than one proxy depending upon the ownership structure of your accounts. Please vote, sign and return all proxy cards that you received.


Q.       HOW DO I VOTE?

A. You may vote by mailing your signed proxy card in the _______ postage-paid envelope provided. Should you choose to attend the Special Meeting of Depositors and decide to change your vote, you may do so by revoking any previously executed proxy.


Q.       DOES MY VOTE FOR CONVERSION MEAN THAT I MUST
         BUY COMMON STOCK OF INDEPENDENCE COMMUNITY
         BANK CORP.?

A. No. Voting for the Plan of Conversion does not obligate you to buy shares of Common Stock of Independence Community Bank Corp.


Q.       I HAVE A JOINT SAVINGS ACCOUNT.  MUST BOTH PARTIES
         SIGN THE PROXY CARD?

A. Only one signature is required, but both parties should sign if possible.


                               7-2

Q.       WHO MUST SIGN FOR TRUST OR CUSTODIAN ACCOUNTS?

A. The trustee or custodian must sign such accounts, not the beneficiary.


Q.       I AM THE EXECUTOR (ADMINISTRATOR) FOR A DECEASED
         DEPOSITOR.  CAN I SIGN THE PROXY CARD?

A. Yes. Please indicate on the card the capacity in which you are signing the card.


                      About The Foundation

Q.       WHAT IS THE INDEPENDENCE COMMUNITY
         FOUNDATION AND WHY IS IT BEING ESTABLISHED?

A. In keeping with the Independence Savings Bank's long standing commitment to its local community, the Bank's Plan of Conversion provides for the establishment of a charitable foundation to be known as Independence Community Foundation. The Foundation will be dedicated to the promotion of charitable purposes including, among other things, health, education and welfare programs, community development activities, cultural efforts, not-for-profit groups and other charitable purposes within the communities served by the Bank.


Q.       HOW WILL THE FOUNDATION BE FUNDED?

A. The Company will fund the Foundation with shares of its Common Stock. Immediately following the Conversion a number of shares of authorized but unissued Common Stock equal to ___% of the Common Stock sold in the Offering, or XXX,XXX, XXX,XXX and XXX,XXX shares at the minimum, midpoint and maximum of the Estimated Price Range, respectively, will be contributed to the Foundation.


Q.       WHAT IS THE IMPACT OF THE FOUNDATION ON THE
         COMPANY'S STOCKHOLDERS' EQUITY AND EARNINGS?

A. The funding of the Foundation will impact the Company's stockholders' equity and will have an adverse effect on the Company's earnings in the period in which the Foundation is funded, which is expected to be the _____ quarter of 199X.

                               7-3

         The establishment of the Foundation, however, was considered in the independent appraisal of the aggregate pro forma market value of the Company's Common Stock. In addition, there are certain tax effects, regulatory considerations and other matters with respect to the Foundation. A prospective stockholder should carefully review "Risk Factors -- Establishment of the Foundation," and "The Conversion -- Establishment of the Foundation" in the Prospectus.


Q.       IF I PURCHASE SHARES OF COMMON STOCK IN THE
         CONVERSION, WILL MY INTEREST IN THE COMPANY BE
         DILUTED AS A RESULT OF THE ESTABLISHMENT OF THE
         FOUNDATION?

A. Yes. Upon completion of the Conversion and the establishment of the Foundation, the Foundation will receive an amount of Common Stock equal to ___% of the Company's Common Stock sold in the Offerings. As a result, persons purchasing shares in the Conversion will have their ownership and voting interests in the Company diluted by ___% upon funding of the Foundation.

                         About The Stock

Investment in Common Stock involves certain risks. For a discussion of the risks and other factors, investors are urged to read the accompanying Prospectus.

Q.       WHAT ARE THE PRIORITIES OF PURCHASING THE
         COMMON STOCK?

A.       The Common Stock of Independence Community
         Bank Corp. will be offered in the following order to:
         Independence Savings Bank's Eligible Account
         Holders (depositors with accounts totaling $100 or more as of March 31, 1996), the Bank's Employee
         Plans and Supplemental Eligible Account Holders (depositors with accounts totaling $100 or more as of _________ XX, 1997) in a Subscription Offering.
         Upon completion of the Subscription Offering, Common Stock that is not sold in the Subscription Offering will be offered to certain members of the general public in a Community Offering and then to the general public in a Syndicated Community Offering.

                               7-4

Q.       WILL ANY ACCOUNT I HOLD WITH THE BANK BE
         CONVERTED INTO STOCK?

A. No. All accounts remain as they were prior to the Conversion. As an Eligible Account Holder or Supplemental Eligible Account Holder, you receive priority over the general public in exercising your right to subscribe for shares of Common Stock.


Q.       WILL I RECEIVE A DISCOUNT ON THE PRICE OF THE STOCK?

A. No. Conversion regulations require that the offering price of the stock be the same for everyone:
         customers, directors, officers, employees of the Bank, and the general public.


Q.       HOW MANY SHARES OF STOCK ARE BEING OFFERED, AND
         AT WHAT PRICE?

A. Independence Community Bank Corp. is offering for sale up to XX,XXX,XXX shares of Common Stock at a subscription price of $10 per share. Under certain circumstances, Independence Community
         Bank Corp. may sell up to XX,XXX,XXX shares
         (not including any shares contributed to the Foundation).


Q.       HOW MUCH STOCK CAN I PURCHASE?

A. The minimum purchase is 25 shares; the maximum purchase by any person in the Subscription Offering is $XXX,XXX (XX,XXX shares); in the Community Offering and Syndicated Community Offering, if either is held, the maximum purchase by any person , including purchases by associates of such person or entity, is $XXX,XXX (XX,XXX shares); and the maximum purchase by any person, including purchases by associates of such person or entity in the Subscription and Community Offerings is X% of the shares offered, or XX,XXX shares.


Q.       HOW DO I ORDER STOCK?

A. You may subscribe for shares of Common Stock by completing and returning the stock order form and certification form, together with your payment, either in person to one of our Conversion Customer Service Centers as listed in the Prospectus, or by mail in the _______ postage-paid envelope that has been provided.

                               7-5

Q.       HOW CAN I PAY FOR MY SHARES OF STOCK?

A. You can pay for the Common Stock by check, cash, money order or withdrawal from your deposit account at Independence Savings Bank. Orders submitted by subscribers which aggregate $50,000 or more must be paid by official bank or certified check or by withdrawal authorization from a deposit account at the Bank. If you choose to pay by cash, you must deliver the stock order form and payment in person to the main office of the Bank and it will be converted to a bank check or a money order. PLEASE DO NOT SEND CASH IN THE MAIL.


Q.       WHEN IS THE DEADLINE TO SUBSCRIBE FOR STOCK?

A. An executed order form and certification form with the required full payment must be received by 12:00 noon New York time, on Day, Month Date, 1997.

Q.       WHERE CAN I DELIVER MY STOCK ORDER FORM?

A. You may deliver your order form to any of the specially designated Conversion Customer Service
         Centers or return it in the _______________ postage-paid envelope marked "STOCK ORDER RETURN."


Q.       CAN I SUBSCRIBE FOR SHARES USING FUNDS IN MY
         IRA/QUALIFIED PLAN AT INDEPENDENCE SAVINGS
         BANK?

A. Applicable regulations do not permit the purchase of Common Stock with your existing IRA or Qualified
         Plan at Independence Savings Bank. To use such funds to subscribe for Common Stock, you need to establish a "self-directed" trust account with an outside trustee. Please call our Conversion Center if you require additional information. TRANSFER OF
         SUCH FUNDS TAKES TIME, SO, PLEASE MAKE
         ARRANGEMENTS AS SOON AS POSSIBLE.


Q.       CAN I SUBSCRIBE FOR SHARES AND ADD SOMEONE ELSE
         TO MY STOCK REGISTRATION?

A. No. Only the owner(s) of the qualifying account as registered on the top of the stock order form may subscribe for stock. Qualifying account holders who are not registered on the top of stock order form may not be added. Improperly executed order forms may be deemed unacceptable.


                               7-6

Q.       WILL PAYMENTS FOR COMMON STOCK EARN INTEREST
         UNTIL THE CONVERSION CLOSES?

A. Yes. Any payments made by cash, check or money order will earn interest at the Bank's passbook rate from the date of receipt to the completion or termination of the Conversion. Withdrawals from a deposit account or a certificate of deposit at the Bank may be made without penalty. Depositors who elect to pay for their Common Stock by withdrawal will receive interest at the contract rate on the account until the completion or termination of the Conversion.


Q.       WILL DIVIDENDS BE PAID ON THE STOCK?

A.       No dividends are expected to be paid initially.
         Following the Conversion, however, the Board of Directors of Independence Community Bank Corp.
         may consider a policy of paying cash dividends on the Common Stock.


Q.       WILL MY STOCK BE COVERED BY DEPOSIT INSURANCE?

A. No. The Common Stock cannot be insured by the Bank Insurance Fund or the Savings Association Insurance Fund of the FDIC or any other government agency nor is it insured or guaranteed by Independence Savings Bank or Independence
         Community Bank Corp.


Q.       WHERE WILL THE STOCK BE TRADED?

A.       Upon completion of the Conversion, Independence
         Community Bank Corp. expects the stock to be traded over-the-counter and to be quoted on the Nasdaq National Market under the symbol "ICBC".


Q.       CAN I CHANGE MY MIND AFTER I PLACE AN ORDER TO
         SUBSCRIBE FOR STOCK?

A. No. After receipt, your order may not be modified or withdrawn.






                               7-7

                     Additional Information


Q.       HOW CAN I RECEIVE ADDITIONAL INFORMATION ABOUT
         THE CONVERSION AND THE FOUNDATION?

A.       The Bank's Proxy Statement and Prospectus
         describes the Conversion and the Foundation in detail. Please read the Proxy Statement and
         Prospectus carefully before voting.   If you have any
         questions after reading the enclosed material you may call our Conversion Center at (XXX)
         XXX-XXXX, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m. The Conversion Center will be closed for the ____________ holiday, from 12:00 noon Day, Month Date, through 12:00 noon Day, Month Date. TO ENSURE THAT EACH
         PURCHASER RECEIVES A PROSPECTUS AT LEAST 48 HOURS PRIOR TO THE EXPIRATION DATE OF ____________,
         1997 IN ACCORDANCE WITH RULE 15c2-8 OF THE
         SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, NO PROSPECTUS WILL BE MAILED ANY LATER THAN FIVE DAYS PRIOR TO SUCH DATE OR HAND DELIVERED ANY LATER
         THAN TWO DAYS PRIOR TO SUCH DATE.


         The shares of Common Stock offered in the Conversion are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency nor is the Common Stock insured or guaranteed by Independence Savings Bank or Independence Community Bank Corp.

         This is not an offer to sell or a solicitation of an offer to buy Common Stock. The offer is made only by the Prospectus.













                                      7-8

                      [INDEPENDENCE COMMUNITY BANK CORP.]











If you would like to visit us, Independence Community Bank Corp. has established Conversion Customer Service Centers at the following convenient locations.


                       Independence Savings Bank
                       Street Address
                       City, State, Zip


                       Independence Savings Bank
                       Street Address
                       City, State, Zip


                       Independence Savings Bank
                       Street Address
                       City, State, Zip


If you would like to call us or speak with a representative of the underwriters, Sandler O'Neill & Partners, L.P., please call our Conversion Center at XXX-XXX-XXXX.

Stock Order Forms may be dropped off at any of our Conversion Customer Service Centers or mailed in the enclosed blank postage-paid envelope to our Conversion Center.

PLEASE NOTE THAT PROSPECTUSES AND STOCK ORDER FORMS CAN ONLY BE ACQUIRED THROUGH THE CONVERSION CENTER.







#8

                      [INDEPENDENCE COMMUNITY BANK CORP.]



                                                     ____________________, 1997



Mr. John Smith
00-00 00 Drive
City,  State  00000

Dear Mr. Smith:

We are pleased to announce that the Board of Directors of Independence Savings Bank and the Board of Trustees of Independence Community Bank Corp. have adopted a plan to convert from the mutual stock form of organization. Independence Community Bank Corp., the parent company of Independence Savings Bank is converting so that it will be structured in the form of ownership used by a growing number of financial institutions and to allow our Bank to become even stronger.

You are cordially invited to join members of our senior management team at an informational meeting to be held on ____________ at 7:30 P.M. to learn more about the Conversion and the stock offering.

A member of our staff will be calling to confirm your interest in attending the meeting.

If you would like additional information regarding the meeting or our Conversion, please call our Conversion Center number at (XXX) XXX-XXXX, Monday through Friday between the hours of 10:00 a.m. to 4:00 p.m. Please note that the Conversion Center will be closed from 12:00 noon Day, Month Date through 12:00 noon Day, Month Date, in observance of the ______________________ holiday.



                                                     Sincerely,


                                                     SIGNATURE
                                                     TITLE







The shares of Common Stock offered in the Conversion are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

This is not an offer to sell or a solicitation of an offer to buy Common Stock. The offer is made only by the Prospectus.

(Printed by Conversion Center)


#9

                      [INDEPENDENCE COMMUNITY BANK CORP.]






                                                     ____________________, 1997




Dear Subscriber:

We hereby acknowledge receipt of your order for shares of Common Stock in Independence Community Bank Corp.

At this time, we cannot confirm the number of shares of Independence Community Bank Corp. Common Stock that will be issued to you. Such allocation will be made in accordance with the Plan of Conversion following completion of the stock offering.

If you have any questions, please call our Conversion Center at (XXX) XXX-XXXX.






                                      Sincerely,


                                      INDEPENDENCE COMMUNITY BANK CORP.
                                      CONVERSION CENTER















The shares of Common Stock offered in the Conversion are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

(Printed by Conversion Center)


#10

                      [INDEPENDENCE COMMUNITY BANK CORP.]





                                                     ____________________, 1997



[NAME]
[ADDRESS]



Dear Charter Shareholder:

Our Subscription Offering has been completed and we are pleased to confirm your subscription for shares of Independence Community Bank Corp. Common Stock at a price of $________ per share.

Trading in our stock has commenced on the Nasdaq National Market under the symbol "ICBC". Your stock certificate will be mailed to you as soon as possible. In addition, if your subscription was paid for by check, interest will be mailed to you shortly.

On behalf of the directors and employees, we thank you for your interest in Independence Community Bank Corp., and welcome you as a charter shareholder.


                                              Sincerely,



                                              INDEPENDENCE COMMUNITY BANK CORP.









The shares of Common Stock offered in the Conversion are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

(Printed by Conversion Center)


#11

                      [INDEPENDENCE COMMUNITY BANK CORP.]




                                                     ____________________, 1997





Welcome Shareholder:

We are pleased to enclose the stock certificate that represents your share of ownership in Independence Community Bank Corp., the parent company of Independence Savings Bank.

Please examine your stock certificate to be certain that it is properly registered. If you have any questions about your certificate, you should contact the Transfer Agent immediately at the following address:

                                 Transfer Agent
                                    Address
                                Telephone Number


Also, please remember that your certificate is a negotiable security which should be stored in a secure place, such as a safe deposit box or on deposit with your stockbroker.

On behalf of the Board of Directors of Independence Community Bank Corp. and the employees of Independence Savings Bank, I would like to thank you for supporting our offering.


                                                          Sincerely,



                                                          SIGNATURE
                                                          TITLE






The shares of Common Stock offered in the Conversion are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

(Printed by Conversion Center)


#12

                      [INDEPENDENCE COMMUNITY BANK CORP.]



                                                     ____________________, 1997








Dear Interested Investor:

We regret to inform you that Independence Savings Bank and Independence Community Bank Corp., the parent company for Independence Savings Bank, have decided not to accept your order for shares of Independence Community Bank Corp. Common Stock in our Community Offering. This action is in accordance with our Plan of Conversion which gives the Bank and the Holding Company, the absolute right to reject the subscription of any Community Member, in whole or in part, in the Community Offering.

Enclosed, therefore, is a check representing your subscription and interest earned thereon.


                                  Sincerely,


                                  Independence Community Bank Corp.











(Printed by Conversion Center)


#13

                 [SANDLER O'NEILL & PARTNERS, L.P. LETTERHEAD]





                                                     ____________________, 1997




To Our Friends:

We are enclosing the offering material for Independence Community Bank Corp., the parent company for Independence Savings Bank which is now in the process of converting to stock form of organization.

Sandler O'Neill & Partners, L.P. is managing Independence's Subscription Offering, which will conclude at 12:00 noon, _____________ time on , 1997. Sandler O'Neill is also providing conversion agent and proxy solicitation services. In the event that all the stock is not subscribed for in the Subscription Offering (and Community Offering, if held), Sandler O'Neill will form and manage a syndicate of broker/dealers to sell the remaining stock.

Members of the general public, other than residents of , are eligible to participate. If you have any questions about this transaction, please do not hesitate to call or write.

                                              Sincerely,


                                              SANDLER O'NEILL & PARTNERS, L.P.







The shares of Common Stock offered in the Conversion are not savings accounts or deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

(Printed by Sandler O'Neill)


#14